UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 301 N. Canon Drive, Suite 305 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 18, 2016, Genius Brands International, Inc. (the “Company”) entered into a distribution agreement with Sony Pictures Home Entertainment Inc. (“Sony”), pursuant to which the Company agreed to grant Sony certain rights for the marketing and distribution of the Company’s animated feature-length motion pictures and animated television series in the United States and in Canada, and potentially additional countries.

In consideration for such rights, and subject to certain conditions, Sony will pay the Company an advance in the amount of $2.0 million, against future royalties.

On February 22, 2016, the Company issued a press release announcing the entry into the distribution agreement with Sony. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 22, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: February 22, 2016	By: /s/ Andy Heyward
Andy Heyward
Chief Executive Officer

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